Exhibit 99.1

Contact: Dana Hambly, Vice President, Investor Relations
Phone: (615) 890-9100

NHI Provides Business Update

MURFREESBORO, Tenn.-- (April 4, 2022) -- National Health Investors, Inc. (NYSE:NHI) today provided a business update regarding recent portfolio activity, monthly rent concessions and contractual cash collections, and average occupancy from three large senior housing operators through February 2022.

Welltower Settlement Agreement and Holiday Retirement Transition Update
NHI has entered into a settlement agreement (the “Settlement Agreement”) for the previously disclosed lawsuit styled National Health Investors, Inc. et al v. Welltower Inc., et al Defendants. As part of the Settlement Agreement effective April 1, 2022, the operations of six Holiday Retirement (“Holiday”) independent living communities were transitioned to a joint venture with Merrill Gardens and the operations of nine Holiday independent living communities were transitioned to a joint venture with Discovery Senior Living (“Discovery”). These ventures are structured to qualify under REIT regulations as operating partnerships allowing for NHI to participate directly in the net operating income generated by community operations as opposed to revenues limited to rents received under a triple net lease arrangement.

The Settlement Agreement includes an additional payment of $6.9 million which is expected to be recognized in the second quarter of 2022. NHI held a security deposit of $8.8 million that was applied to outstanding rent and recognized in rental income in the first quarter of 2022.

Additionally, on April 1 2022, NHI transitioned a Holiday assisted living community in Florida to an existing master lease with Discovery and sold one Holiday property for approximately $3.2 million in gross proceeds.

”We are excited to start a new relationship with Merrill Gardens and expand our relationship with Discovery through these new joint ventures. Our decision to pivot from the traditional triple-net lease model to an operating partnership is a milestone moment for the Company and one we would only contemplate with trusted and experienced partners like Merrill Gardens and Discovery,” said Eric Mendelsohn, President and CEO of NHI.

Bickford Senior Living Update
As previously announced and effective April 1, 2022 NHI and Bickford Senior Living (“Bickford”) restructured master leases on the Bickford portfolio whereby Bickford agrees to pay annual cash rent of $28 million. Contractual rent will be reset to a fair market value after two years determined by a target EBITDAR coverage ratio with a floor based on an 8% yield of NHI’s gross investment. Additionally, NHI is in the process of disposing of five underperforming Bickford properties for estimated gross proceeds of approximately $38.0 million and expects that these will be largely completed in the second quarter of 2022. The sale of these properties will not impact the base rent due under the restructured master leases.

In March 2022, NHI transitioned an assisted living community in Pennsylvania from Bickford to a triple net lease with IntegraCare which is a new relationship for NHI. IntegraCare is an experienced operator of senior living communities with operations in Maryland, Pennsylvania, and Virginia.

Other Portfolio Activity
In March 2022, NHI completed the disposition of one assisted living community in Tennessee for approximately $8.6 million in gross proceeds. In addition to the five Bickford properties previously discussed the Company is in negotiations to dispose of eight underperforming senior housing communities for estimated gross proceeds of approximately $65.3 million which are expected to be completed in the second quarter of 2022.

NHI recently received notice of a borrower’s intent to retire senior notes with an aggregate outstanding balance of approximately $111.0 million. The retirement is expected to occur in the second quarter of 2022. The notes bear interest at 7.35% and have a scheduled maturity in December 2028.

March Rent Concessions and Collections
NHI agreed to defer approximately $1.9 million in March rent for five operators. NHI also agreed to abate approximately $1.7 million in March rent including approximately $1.5 million for Bickford. The additional Bickford abetment was primarily due to delays in closing dispositions.

NHI collected 78.4% of contractual cash due for March. The remaining balance for the month is comprised of 5.8% in rent abated for Bickford, 7.3% in deferrals related to five other tenants and 8.5% in unpaid rent related to the legacy Holiday properties. The collection rate excludes the application of the $8.8 million security deposit discussed previously.

Occupancy
The following table summarizes the average monthly portfolio occupancy for Senior Living Communities (“SLC”), Bickford, and Holiday for the periods indicated, excluding development properties in operation less than 24 months, notes receivable, and properties disposed or transitioned to new operators.

	Properties	Feb-22	Jan-22	Dec-21	Nov-21	Oct-21	Sep-21	Aug-21	Jul-21
SLC	9	81.8%	81.7%	81.7%	81.9%	81.5%	80.9%	80.4%	80.0%
Bickford [1]	42	78.7%	80.4%	80.9%	81.8%	81.3%	80.7%	80.3%	79.6%
Holiday [2]	17	75.6%	76.5%	77.2%	79.0%	78.9%	78.9%	77.5%	77.1%

	Properties	Jun-21	May-21	Apr-21	Mar-21	Feb-21	Jan-21	Dec-20	Nov-20
SLC	9	79.1%	78.6%	77.9%	77.8%	78.1%	77.3%	76.2%	77.1%
Bickford	42	78.2%	77.3%	76.6%	74.6%	74.9%	75.5%	77.1%	79.7%
Holiday	17	76.3%	75.7%	75.3%	75.1%	75.0%	76.7%	78.1%	78.6%

1 Bickford’s Jan-22 occupancy revised to 80.4% from 81.0% as reported in NHI’s fourth quarter 2021 earnings press release dated February 22, 2022.

2 Holiday’s Jan-22 occupancy revised to 76.5% from 77.0% as reported in NHI’s fourth quarter 2021 earnings press release dated February 22, 2022.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers' or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as "may", "will", "believes", "anticipates", "expects", "intends", "estimates", "plans", and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the impact of COVID-19 on our tenants, borrowers, economy and the Company; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to the concentration of a significant percentage of our portfolio to a small number of tenants; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants' and borrowers' business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; risks related to changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, which may adversely affect interest rates on our current or future indebtedness; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; operational risks with respect to our proposed senior housing operating portfolio ("SHOP") structured communities; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; risks related to our ability to maintain the privacy and security of Company information; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at https://www.sec.gov or on NHI's web site at https://www.nhireit.com.